EXHIBIT 10.3
                            SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


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                         GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

                            SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                       AMENDMENT NO. 2


        This Amendment No. 2 to the Great-West Life & Annuity Insurance Company Supplemental Executive Retirement Plan is effective as of January 1, 1998 and has been executed as of this 27th day of January, 1998.

        WHEREAS, pursuant to Section 9.1 of the Plan, the Board of Directors of Great-West Life & Annuity Insurance Company (the "Board" ) has the right to amend the Plan; and

        WHEREAS, the Board wishes to provide for additional annuity forms of payment, allow an early retirement age, and allow a deferral of commencement of benefits to age 70 1/2 ;

NOW, THEREFORE, the Plan shall be amended as follows:

        FIRST, Section 5.5 shall be amended to add the following:

        (c) Any other form of payment option available under the "Qualified Plan," as amended from time to time, and which form of payment is allowable for use under this Plan pursuant to the Internal Revenue Code.

        SECOND, Section 2.9 Early Retirement Date shall be amended in its entirety to read as follows:

        "Early Retirement Date" means the first day of the month coincident with or next following the month in which a Participant terminates employment with Employer, if such termination date occurs on or after (1) the earlier of a date mutually agreed to between the Employer and the Participant or such Participant's attainment of age fifty-seven (57) and (2) the completion of fifteen (15) Years of Service, but prior to the Participant's Normal Retirement Date.

        THIRD, Section 5.6 shall be amended to add the following:

        Notwithstanding the above, a Participant may elect to defer the commencement of payments to any later age up to age 70 1/2 by making such election on a form and pursuant to any Plan requirements prior to the commencement of payments outlined in this section.

IN WITNESS WHEREOF this Amendment No. 2 has been executed as of the date first written above.


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                                       AMENDMENT NO. 1
                                            TO THE
                          GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
                            SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


        THIS IS AN AMENDMENT to Great-West Life & Annuity Company Supplemental Executive Retirement Plan (the "Plan") made this 26th day of November, 1996 pursuant to the discretion of the Executive Committee of the Board of Directors of Great-West Life & Annuity Insurance Company (the "Company").

                                     BACKGROUND STATEMENT
        The Company desires to amend the Plan to recognize the transfer of the U.S. employees covered by the Plan from The Great-West Life Assurance Company to the Company and to conform the Plan with such transfer. Therefore, the Plan is amended in the following respects, effective on January 1, 1997:

1. Section 2.10 shall be amended by substituting for the current text the following:

"2.10 Employer. `Employer' means Great-West Life & Annuity Insurance Company and/or any subsidiary or affiliate of the Employer designated by the Board."


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2.  Section  2.11 shall be  amended by  substituting  for the  current  text the following:

"2.10 Executive Deferred Compensation Plan. `Executive Deferred Compensation Plan' means Great-West Life & Annuity Insurance Company Executive Deferred Compensation Plan, formerly known as The Great-West Life Assurance Company United States Employees' Executive Deferred Compensation Plan, a nonqualified deferred compensation plan established by the Employer for a select group of highly compensated and management employees of Employer.

3. Section 2.19 shall be amended by substituting for the current text the following:

"2.19 Qualified Plan. `Qualified Plan' means the Employees' and Agents' Pension Benefits Plan for the Great-West Life & Annuity Insurance Company, or any predecessor or successor defined benefit plan maintained by Employer that qualifies under Section 401(a) of the Internal Revenue Code."

        IN WITNESS WHEREOF, the Company has caused this amendment to be adopted by resolution of the Executive Committee of its Board of Directors, a copy of which is attached hereto.


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                         GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

                            SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN




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                         GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

                            SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                              ARTICLE I--PURPOSE; EFFECTIVE DATE

        The purpose of this Supplemental Executive Retirement Plan (the "Plan") is to provide supplemental retirement benefits for certain key officers of the Company. It is intended that the Plan will aid in retaining and attracting individuals of exceptional ability by providing them with these benefits. This Plan shall be effective as of January 1, 1993.


                                    ARTICLE II--DEFINITIONS

        Whenever used in this document, the following terms shall have the meanings set forth in this Article unless a contrary or different meaning is expressly provided:

2.1     Actuarial Equivalent

        "Actuarial Equivalent" means equivalence in value between two (2) or more forms and/or times of payment based on the 1984 Unisex Pension Mortality Table (UP84) and an interest rate equal to the rate used by the Pension Benefit Guaranty Corporation (PBGC) for valuing immediate annuities under terminating pension plans. Such rate shall be the rate in effect on January 1 of the year of determination.

2.2     Beneficiary

        "Beneficiary" means the person, persons or entity entitled under Article VI to receive any Plan benefits payable after a Participant's death.

2.3     Board

        "Board" means the Board of Directors of the Company.

2.4     Cause

        "Cause" means:

            (a) The willful and continued failure by the Participant to substantially perform the Participant's duties with Employer (other than any such failure resulting from the Participant's incapacity due to physical or mental illness), after a demand for substantial performance is delivered to the Participant in writing by the Board or the Chief Executive Officer of Employer which specifically identifies the manner in which such executive or the Board believes that the Participant has not substantially performed the Participant's duties; or



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            (b) The willful  engaging  by the  Participant  in gross  misconduct which is demonstrably injurious to Employer and its affiliates, taken as a whole. For purposes of this paragraph, no act or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interest of Employer.

        Notwithstanding the foregoing, the Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Participant a copy of a notice of termination from the Board or the Chief Executive Officer of Employer after reasonable notice to the Participant and an opportunity for the Participant, together with the Participant's counsel, to be heard before the Board or the Chief Executive Officer, and a finding that in the good faith opinion of such executive or the Board, the Participant was guilty of conduct set forth above in clauses (a) or (b) of the first sentence of this Section and specifying the particulars thereof in detail. A Participant who is terminated for Cause shall forfeit any right to receive benefits under the Plan.

2.5     Committee

        "Committee" means the committee appointed by the Board to administer the Plan pursuant to Article VII.

2.6     Company

"Company" means Great-West Life & Annuity Insurance Company, a Colorado corporation, its successors, and any U.S. affiliate of the Company designated by the Board.

2.7     Compensation

        "Compensation" means the Salary, bonuses and commissions paid to a Participant by Employer and considered to be "wages" for purposes of federal income tax withholding. Compensation shall be calculated before reduction for any amounts deferred by the Participant pursuant to the Company's tax qualified plans which may be maintained under Section 401(k) or Section 125 of the Internal Revenue Code, or under the Executive Deferred Compensation Plan. Compensation does not include expense reimbursements or any form of noncash compensation or benefits.

2.8     Disability

        "Disability" means a physical or mental condition which prevents the Participant from satisfactorily performing the Participant's usual duties for Employer. The Committee shall determine the existence of Disability and may rely upon advice from a medical examiner satisfactory to the Committee in making the determination.

2.9     Early Retirement Date

        "Early Retirement Date" means the first day of the month coincident with or next following the month in which a Participant terminates employment with Employer, if such termination date occurs on or after such Participant's attainment of age fifty-seven (57) and completion of fifteen (15) Years of Service, but prior to the Participant's Normal Retirement Date.

2.10    Employer

        "Employer" means The Great-West Life Assurance Company, a Canadian stock life insurance company, and/or any subsidiary or affiliate of the Employer designated by the Board.

2.11    Executive Deferred Compensation Plan

        "Executive Deferred Compensation Plan" means The Great-West Life Assurance Company United States Employees' Executive Deferred Compensation Plan, a nonqualified deferred compensation plan established by the Employer for a select group of highly compensated and management employees of Employer.

2.12    Final Annual Compensation

        "Final Annual Compensation" means the Participant's Compensation earned during the twelve (12) consecutive complete months of employment with Employer prior to the Participant's Disability.

2.13    Final Average Compensation

        "Final Average Compensation" means the Participant's Compensation earned during the sixty (60) consecutive complete months out of the eighty-four (84) months of employment with Employer during which the Participant's Compensation is the highest, divided by sixty (60).

2.14    Final Average Salary

        "Final Average Salary" means the Participant's Salary earned during the sixty (60) consecutive complete months out of the last eighty-four (84) months of employment with Employer during which the Participant's Salary is the highest, divided by sixty (60).

2.15    Normal Retirement Date

        "Normal Retirement Date" means the first day of the month coincident with or next following the month in which a Participant terminates employment with Employer, if such termination occurs on or after such Participant's attainment of age sixty-two (62) and completion of fifteen (15) Years of Service.

2.16    Participant

        "Participant" means any individual who is participating in or has participated in this Plan, and who has not yet received full benefits hereunder, as provided in Article III.

2.17    Participation Agreement

        "Participation Agreement" means the agreement filed by a Participant and approved by the Board pursuant to Article III.

2.18    Plan

        "Plan" means this Supplemental Executive Retirement Plan as amended from time to time.


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2.19    Qualified Plan

        "Qualified Plan" means Part AA - United States Employees' and Agents' Pension Benefits Plan for The Great-West Life Assurance Company, or any successor defined benefit plan maintained by Employer and/or the Company that qualifies under Section 401(a) of the Internal Revenue Code.

2.20    Qualified Plan Offset

        "Qualified Plan Offset" means the Participant's benefit in the form of a monthly single life annuity under the Qualified Plan less any amounts attributable to the Guaranteed Fund or Surplus Fund, as those terms are defined by the Qualified Plan, or any Participant voluntary contributions.

2.21    Retirement

        "Retirement" means a Participant's termination from employment with Employer at an Early Retirement Date or Normal Retirement Date, as applicable.

2.22    Salary

        "Salary" means periodic payments made by Employer to the Participant on a bi-monthly basis. Salary does not include commissions, bonuses, expense reimbursements or any form of noncash compensation or benefits.

2.23    Supplemental Retirement Benefit

        "Supplemental  Retirement  Benefit" means the benefit  determined  under
Article V of this Plan.

2.24    Target Amount

        "Target Amount" means sixty percent (60%) of Final Average Compensation multiplied by a fraction, the numerator of which is the Participant's actual Years of Credited Service, not to exceed thirty (30), and the denominator of which is thirty (30).

2.25    Termination Target Amount

        "Termination Target Amount" means sixty percent (60%) of Final Average Salary multiplied by a fraction, the numerator of which is the Participant's actual Years of Credited Service, not to exceed thirty (30), and the denominator of which is thirty (30), reduced by the early retirement factor at age sixty-two
(62) under the Qualified Plan.

2.26    Years of Credited Service

        "Years of Credited Service" means the number of years of credited service determined in accordance with the provisions of the Qualified Plan, whether or not the Participant is a participant in such Plan.



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2.27    Years of Service

        "Years of Service" means the number of years of service determined in accordance with the provisions of the Qualified Plan, whether or not the Participant is a participant in such plan.

                            ARTICLE III--PARTICIPATION AND VESTING

3.1     Eligibility and Participation

            (a) Eligibility. Eligibility to participate in the Plan shall be limited to those key officers of the Company who are designated, from time to time, by the Board.

            (b) Participation. An employee's participation in the Plan shall be effective upon notification to the employee by the Committee of eligibility to participate, completion of a Participation Agreement and acceptance of the Participation Agreement by the Company. Subject to
        Section 3.2, participation in the Plan shall continue until such time as the Participant terminates employment with Employer and as long thereafter as the Participant is eligible to receive benefits under this Plan.

3.2     Change in Employment Status

        If the Board determines that a Participant's employment performance is no longer at a level that deserves reward through participation in this Plan, but does not terminate the Participant's employment with Employer, participation herein and eligibility to receive benefits hereunder shall be limited to the Participant's vested interest in such benefits as of the date designated by the Board ("Participation Termination Date"). Such benefits shall be based solely on the Participant's Years of Service, Years of Credited Service and Compensation as of the Participation Termination Date.

3.3     Vesting

        A Participant  shall be one hundred  percent (100%) vested after fifteen
(15) Years of Service with Employer.


                                 ARTICLE IV--SURVIVOR BENEFITS

4.1     Pretermination Survivor Benefit

        If a Participant dies while employed by Employer, Employer shall pay a survivor benefit to the Participant's Beneficiary as follows:

            (a) Amount. The amount of the survivor benefit shall be the Actuarial Equivalent lump sum present value of the Participant's Supplemental Retirement Benefit determined under the section of Article V which gives the Beneficiary the most valuable accrued benefit the Participant would have been entitled to as of the date of death.

            (b) Time and Form of Payment. The survivor benefit shall be paid to the Beneficiary in the basic form provided below unless the Participant elects an alternative form in the Form of Payment Designation. Any alternative form shall be the Actuarial Equivalent of the basic form of benefit payment. All payments shall be made on the date(s) the Participant would have received payment under Article V, assuming the Participant retired or terminated on the date of death. The basic and alternative forms of payment are as follows:

                  (i)   Basic Form of Benefit Payment.  A lump sum payment.

                  (ii) Alternative Forms of Payment.  Equal monthly installments of the benefit over a period certain of sixty (60) or one hundred twenty (120) months.

4.2     Posttermination Survivor Benefit

            (a) Death Prior to Commencement of Benefits. If a Participant dies following termination of employment with Employer and prior to the commencement of benefits hereunder, Employer shall pay a survivor benefit to the Participant's Beneficiary as follows:

                  (i) Amount.  The amount of the survivor benefit shall be equal to the Actuarial Equivalent lump sum present value of the Participant's Supplemental Retirement Benefit determined under the section of Article V which gives the Beneficiary the most valuable accrued benefit the Participant would have been entitled to as of the date of death.

                  (ii) Time and Form of Payment.  The survivor  benefit shall be paid to the Beneficiary in the basic form provided below unless the Participant elects an alternative form in the Form of Payment Designation. Any alternative form shall be the Actuarial Equivalent of the basic form of benefit payment. All payments shall be made on the date(s) the Participant would have received payment under
            Article V, assuming the Participant retired or terminated on the date of death. The basic and alternative forms of payment are as follows:

                        a)   Basic Form of Benefit Payment.  A lump sum payment.

                        b)   Alternative   Forms  of  Payment.   Equal   monthly
                  installments  of the  benefit  over a period  certain of sixty
                  (60) or one hundred twenty (120) months.

            (b) Death After Commencement of Benefits. If a Participant dies following the Participant's termination of employment with Employer and after payments have commenced, a survivor benefit will be paid only if, and to the extent, provided for under Section 5.6.

4.3     Suicide; Misrepresentation

        No benefit shall be paid to a Beneficiary if the Participant's death occurs as a result of suicide during the twelve (12) calendar months beginning with the calendar month following commencement of participation in this Plan. The Committee may deny payment if death occurs within twenty-four (24) months beginning with the calendar month following commencement of participation in this Plan if the Participant has made a material misrepresentation in any form or document provided by the Participant to or for the benefit of Employer.



                          ARTICLE V--SUPPLEMENTAL RETIREMENT BENEFIT

5.1     Normal Retirement Benefit

        If a Participant retires at a Normal Retirement Date, Employer shall pay to the Participant a Supplemental Retirement Benefit equal to the Target Amount, less:

            (a) Fifty percent (50%) of the Participant's monthly primary Social Security benefit payable at Retirement; and

            (b)   The Qualified Plan Offset at Retirement.

5.2     Early Retirement Benefit

        If a Participant retires at an Early Retirement Date, Employer shall pay to the Participant the monthly Supplemental Retirement Benefit calculated under
Section 5.1 except:

            (a) Any bonus amounts which are treated as Compensation shall be reduced by five-sixths percent (5/6%) for each month by which the Participant's Early Retirement Date precedes the Participant's Normal Retirement Date;

            (b) The Target Amount shall be reduced by five-twelfths percent (5/12%) for each month by which the Participant's Early Retirement Date precedes the Participant's Normal Retirement Date;

            (c) The offset required by Section 5.1(a) shall only reduce the Participant's Supplemental Retirement Benefit commencing with the Normal Retirement Date. The offset shall be determined at Retirement using the Social Security Act in effect at Retirement and assuming zero (0) future earnings from the Participant's Early Retirement Date to the Participant's Normal Retirement Date; and

            (d) The offset required by Section 5.1(b) shall be the amount payable at the Early Retirement Date.

5.3     Termination Benefit

        If  a  Participant   terminates   employment   with  Employer  prior  to
Retirement, death or Disability, Employer shall pay to the Participant a Supplemental Retirement Benefit equal to the Termination Target Amount, less:

            (a) Fifty percent (50%) of the Participant's monthly primary Social Security benefit payable at the Participant's Normal Retirement Date. This offset shall be determined at termination using the Social Security Act in effect at termination and assuming earnings from the date of termination to the Participant's Normal Retirement Date are equal to the Participant's Salary at termination; and

            (b) The Qualified Plan Offset at the Participant's Normal Retirement Date.




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5.4     Disability Retirement Benefit

        If a Participant terminates employment prior to Retirement as a result of Disability, Employer shall pay to the Participant the monthly Supplemental Retirement Benefit calculated under Section 5.1 or 5.2, whichever is applicable, except that Years of Service and Years of Credited Service shall continue to accrue during the period of Disability up to the date of actual Retirement. For purposes of determining Final Average Compensation under this section, the Participant shall be deemed to have earned an amount equal to Final Annual Compensation during each year the Disability continues.

5.5     Form of Benefit Payment

        The Supplemental Retirement Benefit under Sections 5.1, 5.2, 5.3 and 5.4 shall be paid in the basic form provided below unless the Participant elects an alternative form in the Form of Payment Designation. Any alternative form shall be the Actuarial Equivalent of the basic form of benefit payment. The basic and alternative forms of payment are as follows:

            (a) Basic Form of Benefit Payment. A monthly single life annuity for the Participant's life.

            (b)   Alternative Forms of Benefit Payment.

                  (i)   A lump sum payment.

                  (ii) A monthly joint and survivor annuity with payment continued to the survivor at one hundred percent (100%) or fifty percent (50%) of the amount paid to the Participant.

                  (iii) Equal monthly  installments of the benefit over a period certain of sixty (60), one hundred twenty (120) or one hundred eighty (180) months.

5.6     Commencement of Benefit Payments

        Benefits payable to a Participant under Sections 5.1, 5.2 and 5.4 as a result of Normal or Early Retirement shall commence as soon as practicable after the appropriate application for benefits has been made but not later than sixty
(60) days after all information necessary to calculate the benefit amount has been received by Employer. Benefits payable to a Participant under Section 5.3 as a result of termination shall commence on the first day of the month coincident with or following the date on which the Participant attains age sixty-two (62). All payments shall be made as of the last day of the month.

5.7     Withholding; Payroll Taxes

        Employer shall withhold from payments hereunder any taxes required to be withheld from such payments under federal, state or local law. A Beneficiary, however, may elect not to have withholding of federal income tax pursuant to
Section 3405(a)(2) of the Internal Revenue Code, or any successor provision thereto.



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5.8     Payment to Guardian

        If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Committee may direct payment to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution. Such distribution shall completely discharge the Committee and Employer from all liability with respect to such benefit.

                              ARTICLE VI--BENEFICIARY DESIGNATION

6.1     Beneficiary Designation

        Each Participant shall have the right, at any time, to designate one (1) or more persons or an entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of a Participant's death prior to complete distribution to the Participant of the benefits due under the Plan. Each Beneficiary designation shall be in a written form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime. Designation by a married Participant of a Beneficiary other than the Participant's spouse shall not be effective without spousal execution of a written consent acknowledging the effect of the designation, unless such consent cannot be obtained because the spouse cannot be located.

6.2     Changing Beneficiary

        Any Beneficiary designation may be changed by an unmarried Participant without the consent of the previously named Beneficiary by the filing of a new designation with the Committee. A married Participant's Beneficiary designation may be changed with the consent of the Participant's spouse as provided for in
Section 6.1 by the filing of a new designation with the Committee. The filing of a new designation shall cancel all designations previously filed.

6.3     Change in Marital Status

        If the Participant's marital status changes after the Participant has designated a Beneficiary, the following shall apply:

            (a) If the Participant is married at death but was unmarried when the designation was made, the designation shall be void unless the spouse has consented to it in the manner prescribed above.

            (b) If the Participant is unmarried at death but was married when the designation was made:

                  (i) The designation shall be void if the spouse was named as Beneficiary.

                  (ii) The designation shall remain valid if a nonspouse Beneficiary was named.

            (c) If the Participant was married when the designation was made and is married to a different spouse at death, the designation shall be void unless the new spouse has consented to it in the manner prescribed above.

6.4     No Beneficiary Designation

        If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's benefits, the Participant's Beneficiary shall be the person in the first of the following classes in which there is a survivor:

            (a)   The Participant's surviving spouse;

            (b) The Participant's children in equal shares, except that if any of the children predeceases the Participant but leave issue surviving, then such issue shall take by right of representation the share the parent would have taken if living;

            (c)   The Participant's estate.

6.5     Effect of Payment

        Payment to the Beneficiary shall completely discharge the Employer's obligations under this Plan.


                                  ARTICLE VII--ADMINISTRATION

7.1     Committee; Duties

        The Plan shall be administered by the Committee. The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in such administration. Members of the Committee may be Participants under the Plan.

7.2     Agents

        The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

7.3     Binding Effect of Decisions

        The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

7.4     Indemnity of Committee

        The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan on account of such member's service on the Committee, except in the case of gross negligence or willful misconduct.


                                ARTICLE VIII--CLAIMS PROCEDURE

8.1     Claim

        Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee which shall respond in writing as soon as practicable.

8.2     Denial of Claim

        If the claim or request is denied, the written notice of denial shall state:

            (a) The reason for denial, with specific reference to the Plan provisions on which the denial is based.

            (b) A description of any additional material or information required and an explanation of why it is necessary.

            (c) An explanation of the Plan's claims review procedure.

8.3     Review of Claim

        Any person whose claim or request is denied or who has not received a response within thirty (30) days may request a review by notice given in writing to the Committee. The claim or request shall be reviewed by the Committee which may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

8.4     Final Decision

        The decision on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reason and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.


                       ARTICLE IX--TERMINATION, SUSPENSION OR AMENDMENT

9.1     Termination, Suspension or Amendment of Plan

        The Board may, in its sole discretion, terminate or suspend the Plan at any time, in whole or in part. The Board may amend the Plan at any time. Any amendment may provide different benefits or amounts of benefits from those herein set forth. No such termination, suspension or amendment, however, shall adversely affect the accrued benefits of Participants (determined as of the day prior to such action), the benefits of any Participant who has previously retired, or the benefits of any Beneficiary of a Participant who has previously died, except as otherwise determined by the Board under Section 10.1 with respect to any Participant. Furthermore, no suspension or amendment shall alter the applicability of the vesting schedule in Section 3.3 with respect to a Participant's accrued benefit at the time of such suspension or amendment. Upon termination of the Plan, however, all Participants shall be one hundred percent (100%) vested in their accrued Supplemental Retirement Benefits.

                                   ARTICLE X--MISCELLANEOUS

10.1    Unfunded Plan

        This Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Board may terminate the Plan and make no further benefit payments or remove certain employees as Participants if it is determined by the United States Department of Labor, a court of competent jurisdiction, or an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of
Section 3(2) of ERISA (as currently in effect or hereafter amended) which is not so exempt.

10.2    Unsecured General Creditor

        Participants and their Beneficiaries, heirs, successors, and assigns shall have no secured legal or equitable rights, interest or claims in any property or assets of Employer, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by Employer. Except as provided in Section 10.3, such policies, annuity contracts or other assets of Employer shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of Employer under this Plan. Any and all of Employer's assets and policies shall be, and remain, the general, unpledged, unrestricted assets of Employer. Employer's obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future.

10.3    Trust Fund

        Employer shall be responsible for the payment of all benefits provided under the Plan. At its discretion, Employer may establish one (1) or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits. Although such a trust shall be irrevocable, its assets shall be held for payment of all Employer's general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, Employer shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of Employer.

10.4    Nonassignability

        Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.


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10.5    Not a Contract of Employment

        This Plan shall not constitute a contract of employment between Employer and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of Employer or to interfere with the right of Employer to discipline or discharge a Participant at any time.

10.6    Protective Provisions

        A Participant shall cooperate with Employer by furnishing any and all information requested by Employer in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as Employer may deem necessary and by taking such other action as may be requested by Employer.

10.7    Governing Law

        The provisions of this Plan shall be construed and interpreted according to the laws of the State of Colorado, except as preempted by federal law.

10.8    Validity

        If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.9    Notice

        Any notice or filing required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the Company's address. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in Employer's records.

10.10   Successors

        The provisions of this Plan shall bind and inure to the benefit of Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Employer, and successors of any such corporation or other business entity.



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